United states

Securities and exchange commission

WashingTON, d.c., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported) May 2, 2018 (May 2, 2018)

ICTV BRANDS INC.

Exact name of registrant as specified in its charter)

Nevada	0-49638	76-0621102
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification Number)

489 Devon Park Drive, Suite 306

Wayne, PA 19087

(Address of principal executive offices)

484-598-2300

Registrant’s telephone number, including area code.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01 Entry into a Material Definitive Agreement.

Creation of Series A Preferred Stock

On May 1, 2018, the Board of Directors of ICTV Brands Inc. (the “Company”), designated 210,000 shares of the Company’s preferred stock, par value $0.001 per share, as Series A Preferred Stock (the “Series A Preferred Stock”), and authorized the sale of the Series A Preferred Stock to Kelvin Claney. On May 2, 2018, the Board of Directors of the Company filed the Certificate of Designation, Preferences, Rights and Limitations of the Series A Preferred Stock (the “Certificate of Designation”) with the Nevada Secretary of State. A copy of the Certificate of Designation is attached to this Current Report on Form 8-K as Exhibit 4.1.

The Series A Preferred Stock has dividend rights per share equal to the dividend rights of the Company’s common stock, and has a liquidation preference in the amount of $1.92 per share. Each share of Series A Preferred Stock is entitled to 100 votes on all matters to be voted upon by the Company’s shareholders. The Series A Preferred Stock is redeemable at the option of the Company for a redemption price per share of $1.92, plus 8% per annum from the date of issuance until the date of redemption. If any Series A Preferred Stock is not redeemed within three years from the date of issuance, the holder may convert the Series A Preferred Stock into common stock at a ratio of eight shares of common stock for each share of Series A Preferred Stock. The Series A Preferred Stock is a non-certificated security.

Issuance of Series A Preferred Stock

On May 2, 2018, the Company and Kelvin Claney, the Company’s Chief Executive Officer, entered into a subscription agreement (the “Subscription Agreement”) pursuant to which the Company issued to Mr. Claney 210,000 shares of Series A Preferred Stock for cash consideration of $403,200, or $1.92 per share. A copy of the Subscription Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1

ITEM 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the Subscription Agreement and the issuance of the Series A Preferred Stock is incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
4.1	Certificate of Designation of the Series A Preferred Stock, filed with the Nevada Secretary of State on May 2, 2018

10.1	Subscription Agreement, dated May 2, 2018 between ICTV Brands Inc. and Kelvin Claney

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICTV Brands Inc.

By:	/s/ Kelvin Claney
Kelvin Claney
Chief Executive Officer

Date: May 2, 2018